Exhibit 23.1

CONSENT OF Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Alaska Silver Corp. of our report dated March 26, 2026, relating to the consolidated financial statements, financial statement schedules appearing in the Annual Report on Form 10-K of Alaska Silver Corp. for the year ended December 31, 2025.

/s/ DAVIDSON & COMPANY LLP
Vancouver, Canada	Chartered Professional Accountants

April 13, 2026